Exhibit 4.3

BEAR STEARNS FINANCIAL PRODUCTS INC.

383 MADISON AVENUE

NEW YORK, NEW YORK 10179

212-272-4009

DATE:	June 29, 2006

TO:

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

ATTENTION:	Trust Administration - IN06-B1
TELEPHONE:	1-714-247-6000
FACSIMILE:	1-714-247-6470

FROM:	Derivatives Documentation
TELEPHONE:	1-212-272-2711
FACSIMILE:	1-212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER(S):	FXNSC8367

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("BSFP") and Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1 ("Counterparty"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the ISDA Form Master Agreement (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1.       This Agreement is subject to and incorporates the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Terms capitalized and not otherwise defined herein, in the ISDA Form Master Agreement or the Definitions shall have the meanings attributed to them in the Pooling and Servicing Agreement, dated as of June 1, 2006 among IndyMac MBS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer and Deutsche Bank National Trust Company, as Trustee and Supplemental Interest Trust Trustee (the “Pooling and Servicing Agreement”). Each reference to a “Section” or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Form Master Agreement.

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the amount set forth for such Calculation Period in Schedule I attached hereto.

Trade Date:	June 13, 2006

Effective Date:	June 29, 2006

Termination Date:	June 25, 2011, subject to adjustment in accordance with the Business Day Convention.

Fixed Amount:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer

Payment Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing July 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Fixed Rate:	5.42000%

Fixed Amount:	To be determined in accordance with the following formula:

250 * Fixed Rate * Notional Amount * Fixed Rate Day Count Fraction.

Fixed Rate Day

Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	BSFP

Floating Rate Payer

Payment Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing July 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

Floating Rate Option:	USD-LIBOR-BBA

Floating Amount:	To be determined in accordance with the following formula:

250 * Floating Rate Option * Notional Amount * Floating Rate Day Count Fraction

Spread:	None

Designated Maturity:	One month

Floating Rate Day

Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York and Santa Ana, California

Business Day Convention:	Modified Following

Additional Amount:	In connection with entering into this Transaction USD 550,000 is payable by BSFP to Goldman Sachs & Co. on June 29, 2006.

3.	Additional Provisions:

1) Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Agreement relating to such Transaction, as applicable. This paragraph (1) shall be deemed repeated on the trade date of each Transaction.

4.	Provisions Deemed Incorporated in a Schedule to the ISDA Form Master Agreement:

1) [Intentionally omitted]

2) The parties agree that subparagraph (ii) of Section 2(c) will apply to any Transaction.

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

3) Termination Provisions. For purposes of the ISDA Form Master Agreement:

(a)	"Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

(b)               "Specified Transaction" is not applicable to BSFP or to Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(c)	The "Cross Default" provisions of Section 5(a)(vi) shall not apply to BSFP or to Counterparty.

(d)               The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BSFP or to Counterparty.

(e)	The “Bankruptcy” provision of Section 5(a)(vii)(2) will not apply to Counterparty.

(f)                The "Automatic Early Termination" provision of Section 6(a) will not apply to BSFP or to Counterparty.

(g)               Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Form Master Agreement:

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(h)	"Termination Currency" means United States Dollars.

(i)	The provisions of Sections 5(a)(ii), 5(a)(iii) and 5(a)(iv) shall not apply to BSFP or Counterparty.

(j)                Tax Event. The provisions of Section 2(d)(i)(4) and 2(d)(ii) of the ISDA Form Master Agreement shall not apply to Counterparty and Counterparty shall not be required to pay any additional amounts referred to therein.

4) Tax Representations. (a) Payer Representations. For the purpose of Section 3(e) of the ISDA Form Master Agreement, each of BSFP and the Counterparty will make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

(i)        the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Form Master Agreement;

(ii)       the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement; and

(iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the ISDA Form Master Agreement by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of the ISDA Form Master Agreement, each of BSFP and the Counterparty make the following representations.

The following representation will apply to BSFP:

BSFP is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

The following representation will apply to the Counterparty:

Deutsche Bank National Trust Company is the Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement.

5) [Reserved]

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

6) Documents to be Delivered. For the purpose of Section 4(a) (i) and 4(a) (iii) ISDA Form Master Agreement:

(1)	Tax forms, documents, or certificates to be delivered are:
Party required to deliver document	Form/Document/ Certificate	Date by which to Be delivered
BSFP and Counterparty

Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate

Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

(2)	Other documents to be delivered are:
Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BSFP and Counterparty

Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement and such Confirmation	Yes
BSFP and Counterparty	A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement.	Upon the execution and delivery of this Agreement	Yes
Counterparty	An executed copy of the Pooling and Servicing Agreement.	Within 30 days after the date of this Agreement.	No

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

7) Miscellaneous. Miscellaneous

(a)	Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

Address for notices or communications to BSFP:

Address:	383 Madison Avenue, New York, New York 10179
Attention:	DPC Manager
Facsimile:	(212) 272-5823

with a copy to:

Address:	One Metrotech Center North, Brooklyn, New York 11201
Attention:	Derivative Operations - 7th Floor
Facsimile:	(212) 272-1634

(For all purposes)

Address for notices or communications to the Counterparty:

Address:	Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, CA 92705
Attention:	Trust Administration - IN06-B1

Facsimile No.: 1-714-247-6470

Telephone:	1-714-247-6000

(For all purposes)

(b)	Process Agent. For the purpose of Section 13(c) ISDA Form Master Agreement:

BSFP appoints as its
Process Agent:	Not Applicable

The Counterparty appoints as its
Process Agent:	Not Applicable

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

(c)

Offices. The provisions of Section 10(a) of the ISDA Form Master Agreement will not apply to this Agreement; neither BSFP nor Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of the ISDA Form Master Agreement, it shall not in future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

BSFP is not a Multibranch Party.

Counterparty is not a Multibranch Party.

(e)

Calculation Agent. The Calculation Agent is BSFP; provided, however, that if an Event of Default occurs with respect to BSFP, then the Counterparty shall be entitled to appoint a financial institution that could qualify as a Reference Market-maker to act as Calculation Agent.

(f)	Credit Support Document. Not applicable for either BSFP or Counterparty.

(g)	Credit Support Provider.

BSFP:	Not Applicable

Counterparty:	Not Applicable

(h)

Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provision thereof, other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)

Non-Petition. BSFP hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against or cause any other person to institute against IndyMac MBS, Inc. or Counterparty, any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, or any other jurisdiction for the non-payment of any amount due hereunder or any other reason until the payment in full of the Certificates and the expiration of a period of one year plus ten days (or, if longer, the applicable preference period) following such payment.

(j)

Severability.      If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect and shall remain applicable to all other parties circumstances as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(k)

Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(l)

Waiver of Jury Trial.   Each party to this Agreement respectively waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement, any Credit Support Document or any of the transactions contemplated hereby.

(m)

Set-Off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

(n)	This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(o)

Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank National Trust Company (DBNTC), not individually or personally but solely as Supplemental Interest Trust Trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as personal representations, undertakings and agreements by DBNTC but is made and intended for the purpose of binding only the Counterparty, (c) nothing herein contained shall be construed as creating any liability on DBNTC, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall DBNTC be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents.

8)                "Affiliate" BSFP and Counterparty shall be deemed to not have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) of the ISDA Form Master Agreement.

9)                Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:--

(1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgement and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2) Evaluation and Understanding.

(i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4) Status of Parties. The other party is not acting as agent, fiduciary or advisor for it in respect of the Transaction.

(5) Eligible Contract Participant. it constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.”

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

10) The ISDA Form Master Agreement is hereby amended as follows

(a) The word “third” shall be replaced by the word “second” in the third line of Section 5(a)(i) of the ISDA Form Master Agreement.

11) Additional Termination Events. Additional Termination Events will apply. The occurrence of the following shall constitute an Additional Termination Event:

(i)                If a Rating Agency Downgrade has occurred and BSFP has not, within the 30 day time period specified therein, complied with paragraph (12) below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)               If, due to insufficient funds in the accounts that the Trustee is holding, an Accrued Certificate Interest Distribution Amount on any Class A Certificate cannot be paid, or the Trustee fails or admits in writing its inability to pay an Accrued Certificate Interest Distribution Amount on any Class A Certificate as it becomes due, then an Additional Termination Event shall have occurred with respect to Counterparty and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)              The acceptance by The Servicer of a bid in connection with an Auction Call pursuant to Section 9.01 of the Pooling and Servicing Agreement shall constitute an Additional Termination Event with respect to Counterparty with Counterparty as the sole Affected Party with respect to such Additional Termination Event; provided that notwithstanding anything in the first sentence of Section 6(d)(ii) of the ISDA Form Master Agreement to the contrary, the amount calculated as being due in respect of such Additional Termination Event shall be payable on the Distribution Date upon which the final distribution is made to the Certificateholders.

(iv)              If BSFP fails to comply with the terms of the Reg AB Agreement (as defined in paragraph 15 below) and BSFP has not, within 10 Business Days after such failure, complied with any of the provisions set forth in the Reg AB Agreement, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such Additional Termination Event.

(v)               Without the prior written consent of BSFP, Counterparty shall not consent to any amendment or supplemental agreement to the Pooling and Servicing Agreement/Indenture if such amendment or supplemental agreement could reasonably be expected to have an adverse effect on the interests of BSFP. Counterparty will furnish to BSFP a copy of each proposed and each executed amendment or supplemental agreement and copies of any related Rating Agency confirmation therewith, if any. The failure by Counterparty to comply with the above shall

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

constitute an Additional Termination Event hereunder, upon which Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transactions.

12) Rating Agency Downgrade.  In the event that BSFP’s long-term unsecured and unsubordinated debt rating is reduced below “AA-” by S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “Aa3” (or if rated Aa3, placed on negative Credit Watch) by Moody’s (and together with S&P, the “Swap Rating Agencies”, and such rating thresholds, “Approved Rating Thresholds”), then within 30 days after such rating withdrawal or downgrade (unless, within 30 days after such withdrawal or downgrade, each such Swap Rating Agency, as applicable, has reconfirmed the rating of the Certificates, which was in effect immediately prior to such withdrawal or downgrade), BSFP shall, at its own expense, subject to the Rating Agency Condition, either (i) transfer this Agreement to another entity that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP’s obligations under this Agreement (iii) post collateral which will be sufficient to restore the immediate prior ratings of the Certificates or (iv) take any other action that satisfies the Rating Agency Condition. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by S&P, then within 10 Business Days after such rating withdrawal or downgrade, BSFP shall, subject to the Rating Agency Condition and at its own expense, either (i) secure another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP’s obligations under this Agreement or (iii) take any other action that satisfies the Rating Agency Condition. For purposes of this provision, “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Swap Rating Agencies then providing a rating of the Certificates and receive from each of the Swap Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade, qualification or withdrawal of the then-current rating of the Certificates.

13) BSFP hereby agrees that, unless notified in writing by Counterparty of other payment instructions, any and all amounts payable by BSFP to Counterparty under this Agreement shall be paid to Counterparty at the account specified in Section 5.

14) No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless (i) each of S&P, Fitch and Moody’s has been provided notice of the same, and (ii) each of S&P, Fitch and Moody’s confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the Certificates.

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

15) Compliance with Regulation AB. IndyMac Bank, F.S.B., a federal savings bank, IndyMac MBS, Inc., a Delaware corporation, IndyMac ABS, Inc. a Delaware corporation and BSFP have entered into the Regulation AB Agreement, dated as of June 12, 2006 (the “Reg AB Agreement”).

16) BSFP will provide upon request, without charge, to each person to whom the prospectus supplement relating to the Certificates is delivered, a copy of (i) the ratings analysis from each of S&P and Moody’s evidencing their respective ratings of BSFP or (ii) the most recent audited annual financial statements of BSFP.

17) BSFP hereby agrees that, notwithstanding any provision of this agreement to the contrary, Counterparty’s obligations to pay any amounts owing under this Agreement shall be subject to Section 4.02 of the Pooling and Servicing Agreement and BSFP’s right to receive payment of such amounts shall be subject to Section 4.02 of the Pooling and Servicing Agreement.

(18)            Non-Recourse. Notwithstanding any provision herein or in the ISDA Form Master Agreement to the contrary, the obligations of Counterparty hereunder are limited recourse obligations of Counterparty, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Supplemental Interest Trust and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Supplemental Interest Trust and the proceeds thereof, all as provided in the Pooling and Servicing Agreement, any claims against or obligations of Counterparty under the ISDA Form Master Agreement or any confirmation thereunder still outstanding shall be extinguished and thereafter not revive. Counterparty shall not have liability for any failure or delay in making a payment hereunder to BSFP due to any failure or delay in receiving amounts in the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement.

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT OR ANY TRANSACTION COVERED HEREBY.

5. Account Details and

Settlement Information:	Payments to BSFP:

Citibank, N.A., New York

ABA Number: 021-0000-89, for the account of
Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to
Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

Payments to Counterparty:

Deutsche Bank National Trust Company

ABA # 021001033

Account # 01419663

Account Name: NYLTD Funds Control/Stars West

Ref: IndyMac INDB 2006-1

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Susan Donlon by telephone at 212-272-2364. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

We are very pleased to have executed this Transaction with you.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:	/s/ Leticia Chévere
	Name:	Leticia Chévere
	Title:	Authorized Signatory

AGREED AND ACCEPTED:

By: Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

By:	/s/ Jennifer Hermansader
	Name:	Jennifer Hermansader
	Title:	Associate

By:	/s/ Marion Hogan
	Name:	Marion Hogan
	Title:	Associate

lm

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

SCHEDULE I

(all such dates subject to adjustment in accordance with the Business Day Convention)

From and including	To but excluding	Notional Amount (USD)
Effective Date	7/25/2006	1,536,681.90
7/25/2006	8/25/2006	1,497,803.73
8/25/2006	9/25/2006	1,422,767.83
9/25/2006	10/25/2006	1,351,387.10
10/25/2006	11/25/2006	1,283,483.53
11/25/2006	12/25/2006	1,218,887.80
12/25/2006	1/25/2007	1,157,438.81
1/25/2007	2/25/2007	1,098,983.31
2/25/2007	3/25/2007	1,043,375.52
3/25/2007	4/25/2007	990,476.75
4/25/2007	5/25/2007	940,155.06
5/25/2007	6/25/2007	892,284.95
6/25/2007	7/25/2007	846,747.01
7/25/2007	8/25/2007	803,427.66
8/25/2007	9/25/2007	762,218.84
9/25/2007	10/25/2007	723,017.76
10/25/2007	11/25/2007	685,726.62
11/25/2007	12/25/2007	650,252.41
12/25/2007	1/25/2008	616,506.62
1/25/2008	2/25/2008	584,405.06
2/25/2008	3/25/2008	553,867.64
3/25/2008	4/25/2008	524,818.19
4/25/2008	5/25/2008	497,184.07
5/25/2008	6/25/2008	470,896.49
6/25/2008	7/25/2008	445,889.86
7/25/2008	8/25/2008	422,101.78
8/25/2008	9/25/2008	399,472.89
9/25/2008	10/25/2008	377,946.73
10/25/2008	11/25/2008	357,469.57
11/25/2008	12/25/2008	337,990.31
12/25/2008	1/25/2009	319,460.34
1/25/2009	2/25/2009	301,833.41
2/25/2009	3/25/2009	285,065.53
3/25/2009	4/25/2009	269,115.24
4/25/2009	5/25/2009	254,956.26

Reference Number: FXNSC8367

Deutsche Bank National Trust Company, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the IndyMac INDB Mortgage Loan Trust 2006-1

June 29, 2006

5/25/2009	6/25/2009	254,956.26
6/25/2009	7/25/2009	253,939.05
7/25/2009	8/25/2009	241,558.03
8/25/2009	9/25/2009	229,780.42
9/25/2009	10/25/2009	218,576.82
10/25/2009	11/25/2009	207,919.29
11/25/2009	12/25/2009	197,781.19
12/25/2009	1/25/2010	188,137.23
1/25/2010	2/25/2010	178,963.31
2/25/2010	3/25/2010	170,236.54
3/25/2010	4/25/2010	161,935.14
4/25/2010	5/25/2010	154,038.37
5/25/2010	6/25/2010	146,470.06
6/25/2010	7/25/2010	138,932.49
7/25/2010	8/25/2010	131,762.34
8/25/2010	9/25/2010	124,941.71
9/25/2010	10/25/2010	118,453.57
10/25/2010	11/25/2010	112,281.72
11/25/2010	12/25/2010	106,410.74
12/25/2010	1/25/2011	100,825.97
1/25/2011	2/25/2011	95,513.47
2/25/2011	3/25/2011	90,459.85
3/25/2011	4/25/2011	85,652.32
4/25/2011	5/25/2011	81,079.43
5/25/2011	Termination Date	76,733.96